Exhibit 99.1

Sabre Announces Issuance of $150.0 Million of 7.00% Exchangeable Senior Notes due 2031

SOUTHLAKE, Texas—May 14, 2026—Sabre Corporation (“Sabre”) today announced the issuance of a new series of 7.00% Exchangeable Senior Notes due 2031 in an aggregate principal amount of $150.0 million (the “New Exchangeable Notes”) by Sabre GLBL Inc., its wholly-owned subsidiary (“Sabre GLBL”), that will be fully and unconditionally guaranteed by Sabre and Sabre Holdings Corporation, its wholly-owned subsidiary (“Sabre Holdings” and, together with Sabre and Sabre GLBL, the “Sabre Entities”).

As part of the transaction, the Sabre Entities have entered into privately negotiated purchase agreements (the “Purchase Agreements”) with certain investors who are qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and institutional accredited investors. Certain of these investors are existing stockholders of Sabre. Pursuant to the Purchase Agreements, the investors will purchase $150.0 million in aggregate principal amount of New Exchangeable Notes for gross proceeds to Sabre GLBL of $150.0 million. Substantially concurrently with the issuance of the New Exchangeable Notes, the Sabre Entities intend to use a portion of the net proceeds to fund the repurchase of $100.0 million in aggregate principal amount of Sabre GLBL’s outstanding 7.32% exchangeable senior notes due 2026 (the “Existing Exchangeable Notes”), at par plus accrued and unpaid interest. The Sabre Entities intend to use the remaining net proceeds to repay, repurchase or otherwise retire from time to time the remaining Existing Exchangeable Notes, ultimately resulting in no incremental indebtedness being incurred as a result of this transaction.

The issuance of the New Exchangeable Notes is expected to settle on or about May 18, 2026, subject to customary closing conditions.

The New Exchangeable Notes will be senior, unsecured obligations of Sabre GLBL. The New Exchangeable Notes will accrue interest payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026, at a rate of 7.00% per year. The New Exchangeable Notes will mature on May 15, 2031 (the “Maturity Date”), unless earlier repurchased, redeemed or exchanged. Before November 15, 2030, noteholders will have the right to exchange their New Exchangeable Notes only upon the occurrence of certain events. From and after November 15, 2030, noteholders may exchange their New Exchangeable Notes at any time at their election until the close of business on the second scheduled trading day immediately before the Maturity Date. Sabre GLBL will have the right to elect to settle exchanges in cash, shares of Sabre’s common stock, $0.01 par value per share (the “Common Stock”), or in a combination of cash and Common Stock at Sabre GLBL’s election. Upon exchange of any New Exchangeable Note, the exchange value will be determined over a period of multiple trading days. The initial exchange rate is 447.2272 shares of Common Stock per $1,000 principal amount of the New Exchangeable Notes, which represents an initial exchange price of approximately $2.24 per share of Common Stock. The initial exchange price represents a premium of approximately 30.00% over the last reported sale price of $1.72 per share of Common Stock on May 13, 2026. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events. Subject to certain conditions and limitations, on or after May 21, 2029, Sabre GLBL may redeem for cash all or any portion of the New Exchangeable Notes at a redemption price equal to 100% of the principal amount of the New Exchangeable Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of the Common Stock has been at least 130% of the exchange price then in effect for a specified period of time ending on, and including, the trading day immediately before the date Sabre GLBL provides the notice of redemption.

Holders of New Exchangeable Notes may require Sabre GLBL to repurchase for cash all or any portion of their New Exchangeable Notes on May 15, 2029, at a repurchase price equal to 100% of the principal amount of the New Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase. In addition, if a “Fundamental Change” (as will be defined in the indenture for the New Exchangeable Notes) occurs, then, subject to a limited exception, holders of the New Exchangeable Notes may require Sabre GLBL to repurchase their New Exchangeable Notes for cash. The repurchase price will be equal to the principal amount of the New Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the issuance of the New Exchangeable Notes, Sabre expects that initial holders of the New Exchangeable Notes may seek to sell shares of Common Stock and/or enter into various derivative positions with respect to shares of Common Stock to establish hedge positions with respect to the New Exchangeable Notes. This activity could decrease (or reduce the size of any increase in) the market price of shares of Common Stock, the Existing Exchangeable Notes or the New Exchangeable Notes at that time.

The issuance of the New Exchangeable Notes and any shares of Common Stock deliverable upon exchange of the New Exchangeable Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the New Exchangeable Notes and any such shares of Common Stock cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the New Exchangeable Notes or any shares of Common Stock deliverable upon exchange of the New Exchangeable Notes, nor will there be any sale of the New Exchangeable Notes or any such shares of Common Stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “outlook,” “pro forma,” “believe,” “momentum,” “confidence,” “position,” “plan,” “expect,” “encouraged,” “focus,” “optimistic,” “anticipate,” “will,” “long-term,” “sustainable,” “growth,” “accelerate,” “potential,” “opportunity,” “goal,” “estimate,” “commitment,” “temporary,” “continue,” “progress,” “possible,” “outcome,” “assume,” “challenge,” “enhance,” “guidance,” “strategy,” “on track,” “objective,” “target,” “pipeline,” “trajectory,” “benefit,” “forecast,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology, including statements relating to the consummation of the issuance of the New Exchangeable Notes.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about the potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences.

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Contacts:

Media	Investors
Cassidy Smith-Broyles cassidy.smith-broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz sabre.investorrelations@sabre.com